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                                                                    Exhibit 2.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ENEFEL 1001, INC.
                             (A Nevada Corporation)

             FIRST. The name of this corporation is ENEFEL 1001, Inc.

             SECOND. The Corporation's REGISTERED OFFICE in the State of Nevada is located at 2533 N. Carson Street, Carson City, Nevada 89706. The Corporation's RESIDENT AGENT at this address is Laughlin Associates, Inc.

             THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada. The Corporation may conduct all or any part of its business, and may hold, purchase, mortgage, lease and convey real and personal property, anywhere in the world. The Corporation shall have perpetual duration.

             FOURTH. The name and mailing address of the INCORPORATOR is:

                NAME               MAILING ADDRESS

             Mark Cooper        3773 Cherry Creek North Drive, Suite 615
                                Denver, Colorado 80209

             Upon the filing of this Certificate of Incorporation the powers of the Incorporator shall terminate. The name and address of the person who is to serve as the one director until the first annual meeting of shareholders or until his successor is duly elected and has qualified is:

                NAME                 MAILING ADDRESS
             J. R. Nelson         6521 W. Calhoun Place
                                  Littleton, Colorado 80123

                                      {CAPITAL STOCK}

             FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is TWENTY-ONE MILLION (21,000,000), of which TWENTY MILLION (20,000,000) shares having a par value of $.001 per share shall be of a class designated "COMMON STOCK" (or "COMMON SHARES") and ONE MILLION (1,000,000) shares having a par value of $.001 per share shall be of a class designated "PREFERRED STOCK" (or "PREFERRED SHARES"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows:

                               I. PREFERRED STOCK

             (a) ISSUANCE IN CLASS AND SERIES. Shares of Preferred Stock may be issued in one or more classes or series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

             (b) AUTHORITY OF BOARD FOR ISSUANCE. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issuance of any class or series of Preferred Stock, the designation of such classes and series and the powers, preferences and rights of the shares of such classes and series,


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and the qualifications, limitations or restrictions thereof, including the following:

             1. The distinctive designation and number of shares comprising such class or series, which number may (except where otherwise provided by the Board of Directors in creating such class or series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

             2. The rate of dividend, if any, on the shares of that class or series, whether dividends shall be cumulative and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of that class or series over shares of any other class or series;

             3. Whether the shares of that class or series shall be redeemable at the option of the Corporation or of the holder of the shares or of another person or upon the occurrence of a designated event and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and different redemption dates;

             4. Whether that class or series shall have a sinking fund for the redemption or purchase of shares of that class or series and, if so, the terms and amounts payable into such sinking fund;

             5. The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, relative rights of priority; if any, of payment of shares of that class or series;

             6. Whether the shares of that class or series shall be convertible into or exchangeable for shares of stock of any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

             7. Whether the issuance of any additional shares of such class or series, or of any shares of any other class or series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other class or series;

             8. Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such class or series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Corporation's Charter, as from time to time amended, and to the full extent now or hereinafter permitted by the laws of Nevada.

(c) DIVIDENDS. Payment of dividends shall be as follows:

             1. The holders of Preferred Stock of each class or series, in preference to the holders of Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, all dividends, at the rate for such class or series fixed in accordance with the provisions of this Article FIFTH and no more;

             2. Dividends may be paid upon, or declared or set aside for, any class or series of Preferred Stock in preference to the holders of any other class or series of Preferred Stock in the manner determined by the resolutions of the Board of Directors authorizing and creating such class or series;

             3. So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or in property, be paid or declared nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative classes and series Preferred Stock with respect to all past dividend periods, and unless all dividends on all classes and series of Preferred Stock for the then current dividend period shall have been paid or declared, and

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provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund for any class or series of Preferred Stock. The foregoing provisions of this subparagraph (3) shall not, however, apply to any dividend payable in Common Stock;

             4. No dividend shall be deemed to have accrued on any share of Preferred Stock of any class or series with respect to any period prior to the date of the original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolutions of the Board of Directors creating such class or series. Preferred Stock shall not be entitled to participate in any dividends declared and paid on Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not pay interest.

             (d) DISSOLUTION OR LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution of assets or winding-up of the Corporation, the holders of the shares of each class or series of Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holder of each such share on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all classes and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of Common Stock as provided in this Article FIFTH. If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more classes or series of Preferred Stock which (i) are entitled to a preference over the holders of Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment for the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Neither the consolidation nor merger of the Corporation, nor the exchange, sale, lease or conveyance (whether for cash, securities or other property) of all, substantially all or any part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of this provision.

             (e) VOTING RIGHTS. Except to the extent otherwise required by law or provided in the resolution of the Board of Directors adopted pursuant to authority granted in this Article FIFTH, the shares of Preferred Stock shall have no voting power with respect to any matter whatsoever. The Board of Directors may determine whether the shares of any class or series shall have limited, contingent, full or no voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights. Whenever holders of Preferred Stock are entitled to vote on a matter, each holder of record of Preferred Stock shall be entitled to one vote for each share standing in his name on the books of the Corporation and entitled to vote.

                                II. COMMON STOCK

             (a) ISSUANCE. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, if any.

             (b) VOTING POWERS. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors at the time of issuing Common Shares, (i) each


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Common Share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and (ii) Common Shares shall have unlimited voting rights, including but not limited to the right to vote in elections for directors, and each holder of record of Common Shares entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote.

             (c) DIVIDENDS. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

             (d) DISSOLUTION OR LIQUIDATION. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.

                              III. GENERAL MATTERS

             (a) CAPITAL. The portion of the consideration received by the Corporation upon issuance of any of its shares that shall constitute "capital" within the meaning of the General Corporation Law of Nevada shall be (1) in the case of PAR-VALUE shares, the par value thereof, and (2) in the case of SHARES WITHOUT PAR VALUE, the stated value of such shares as determined by the Board of Directors at the time of issuance; PROVIDED, that if no stated value is determined at the time that shares without par value are issued, the entire consideration to be received for the shares shall constitute capital.

             (b) FULLY PAID AND NONASSESSABLE. Any and all shares of Common or Preferred Stock issued by the Corporation for which not less than the portion of the consideration to be received determined to be "capital" has been paid to the Corporation, provided the Corporation has received a promissory note or other binding legal obligation of the purchaser to pay the balance thereof, shall be deemed fully paid and nonassessable shares.

             (c) AMENDMENT OF SHAREHOLDER RIGHTS. So long as no shares of any class or series established by resolution of the Board of Directors have been issued, the voting rights, designations, preferences and relative, optional, participating or other rights of these shares may be amended by resolution of the Board of Directors.

             (d) STATUS OF CERTAIN SHARES. Shares of Preferred or Common Stock which have redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other manner, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.

             (e) DENIAL OF PREEMPTIVE RIGHTS. No holder of any shares of the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

             (f) CONVERTIBILITY. Common Shares or other shares of any class or series, and notes, debentures, bonds and other debt instruments issued by the Corporation or any affiliated company, may be made convertible into or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution

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or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.

             (g) REDEEMABILITY. Common Shares may be made redeemable at the option of the Corporation or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the General Corporation Law of Nevada, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares.

                            {VOTING OF SHAREHOLDERS}

             SIXTH. The following provisions are hereby adopted for the purpose of regulating certain matters relating to the voting of shareholders of the
Corporation:

             (a) DEFINITIONS. Whenever the term "TOTAL VOTING POWER" appears in this Charter, it shall mean all shares of the Corporation entitled to vote at a meeting or on a question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term "VOTES CAST" appears in this Charter, it shall mean the total number of voting shares out of the total voting power which were unequivocally voted in favor of or against a director standing for election or a matter presented for shareholder approval at a legal meeting which commenced with a quorum.

             (b) QUORUM. A majority of the total voting power, or where a separate vote by class or series is required, a majority of the voting shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation's shareholders.

             (c) VOTE REQUIRED. Any action to be taken by the Corporation's shareholders at any valid meeting which commenced with a quorum shall require the affirmative vote only of a majority of the votes cast, except where this Charter or the Corporation's Bylaws then in effect requires the affirmative vote of a higher proportion of the votes cast or requires the affirmative vote of a proportion of the total voting power, and except where the Nevada General Corporation Law specifically requires the affirmative vote of a majority of all the votes entitled to be cast. Directors shall be elected by plurality vote. Abstentions from voting shall not be considered in the tallying of votes. Nothing contained in this Article SIXTH shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The Bylaws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained. Cumulative voting shall not be allowed in the election of directors.

             (d) MANNER OF VOTING; ETC. The vote of shareholders may be taken at a meeting by a show of hands or other method authorized by the Board of Directors. Written ballots shall be used only upon authorization of the Board of Directors or as provided in the Corporation's Bylaws. Cumulative voting shall not be allowed in the election of directors.

             (e) ACTION WITHOUT MEETING. Any action by the shareholder may be taken by written consent, in lieu of a meeting and without prior notice or vote, by the holders of a majority of the total voting power, except where a higher proportion of the total voting power is expressly required herein to authorize such action. The manner of obtaining any such written consent shall be governed by the Corporation's Bylaws.

             (f) SHAREHOLDER RATIFICATION. Any contract, transaction, or act of the Corporation or of the directors which shall be ratified by vote of the shareholders at any annual meeting, or at any special meeting called for such purpose, or by means of a written consent of shareholders in lieu of a meeting, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

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                {CONCERNING SHAREHOLDERS, DIRECTORS AND OFFICERS}

             SEVENTH. The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors, officers and shareholders:

             (a) NUMBER OF DIRECTORS. The number of Directors shall be as fixed in the Bylaws. In the absence of such provision in the Bylaws, the Corporation shall have one (1) Directors. Directors shall be elected by plurality vote and need not be elected by written ballot, except as provided in the Bylaws.

             (b) REMOVAL OF DIRECTORS. A director of the Corporation, or the entire Board of Directors of the Corporation, may be removed by the shareholders, with or without cause, only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the total voting power, without considering the vote of the director or directors sought to be removed.

             As used herein, "CAUSE" for the removal of a director shall be deemed to exist of (A) there has been a finding by not less than 2/3 of the entire Board of Directors that cause exists and the directors have recommended removal to the shareholders, or (B) an other cause defined by law.

             (c) REMOVAL OF OFFICERS AND EMPLOYEES. Unless the Bylaws otherwise provide, any officer or employee of the Corporation may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors, without prejudice, however, to existing contractual rights.

             (d) CORPORATE OPPORTUNITIES. The officers, directors and other members of management of the Corporation shall be subject to the doctrine of "CORPORATE OPPORTUNITIES" only insofar as it applies to any business opportunity
(i) of a type falling within the regular business or operations of the Corporation, or (ii) in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. All such business opportunities which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and only thereafter may any officer, director or other member of management avail himself of such opportunity. The provisions of this paragraph shall not be construed to release any employee of the Corporation from any fiduciary duties which he may have to the Corporation.

                                    {BYLAWS}

             EIGHTH. The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, subject to the right of the shareholders to alter, amend or repeal such Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or this Charter.

               {INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS}

             NINTH. The following provisions are hereby adopted for the purpose of defining and regulating certain rights of directors, officers and others in respect of indemnification and related matters.

             (a) ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or

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in the right of the Corporation), by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or that, with respect to any criminal proceeding, he had reasonable cause to believe that his conduct was unlawful.

             (b) ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the court shall deem proper.

             (c) INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article NINTH, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article NINTH, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorney's fees) actually and reasonably incurred by him or on his behalf in connection therewith.

             (d) DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections (a) and (b) of this Article NINTH (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a disinterested majority of the Board of Directors who were not parties to such action, suit or proceeding, or (ii) if such disinterested majority of the Board of Directors so directs or cannot be obtained, by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections (a) and (b) of this Article NINTH.

             (e) ADVANCES OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorney's fees) incurred by a person referred to in Sections (a) or (b) of this Article NINTH in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it

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shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article, accompanied by evidence satisfactory to the Board of Directors of ability to make such repayment. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Directors deems appropriate. The majority of the Directors may, in the manner set forth above, and upon approval of such director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

             (f) PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections (a), (b) and (c), or advance of costs, charges and expenses under Section (e) of this Article NINTH, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section (e) of this Article NINTH where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections (a) or (b) of this Article NINTH, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article NINTH, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

             (g) SETTLEMENT. If in any action, suit or proceeding, including any appeal, within the scope of Sections (a) or (b) of this Article NINTH, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

             (h) OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article NINTH is in effect. Any repeal or modification of this Article NINTH or any repeal or modification of relevant provisions of the General Corporation Law of Nevada or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article NINTH shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

             (i) EXCEPTIONS TO INDEMNIFICATION RIGHT. Notwithstanding any other language in this Charter, the Corporation shall not be obligated pursuant to the terms of this Charter:

                      (1) CLAIMS INITIATED BY INDEMNITEE. To indemnify or
             advance expenses to any person with respect to proceedings or claims initiated or brought voluntarily by him or her and not by way of defense, expect with respect to proceedings brought to establish or enforce a right to indemnification under this Charter or any other statue or law or otherwise as required under the General Corporation Law of Nevada, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate; or

                      (2) LACK OF GOOD FAITH. To indemnify any person for any
             expenses incurred by him or her with respect to any proceeding instituted by him or her to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by him or her in such proceeding was not made in good faith or was frivolous;

                      (3) INSURED CLAIMS. To indemnify any person for expenses
             or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to him or her by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Corporation.

                      (4) CLAIMS UNDER SECTION 16(b). To indemnify any person
             for expenses or the payment of profits arising from the purchase and sale by him or her of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar or successor statute.

             (j) INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article NINTH; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Directors.

             (k) SAVINGS CLAUSE. If this Article NINTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to any cost, charge and expense (including attorney's fees), judgment, fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article NINTH that shall not have been invalidated and to the full extent permitted by applicable law.

             (l) AMENDMENT. No amendment, termination or repeal of this Article NINTH shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

             (m) SUBSEQUENT LEGISLATION. If the General Corporation Law of Nevada is amended after adoption of this Charter to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Nevada, as so amended.

             (n) RESTRICTION. Notwithstanding any other provision hereof whatsoever, no person shall be indemnified under this Article NINTH who is adjudged liable for (i) a breach of duty to the Corporation or its shareholders that resulted in personal enrichment to which he was not legally entitled, (ii) intentional fraud or dishonesty or illegal conduct, or (iii) for any other cause prohibited by applicable state or federal law, unless a court determines otherwise.

                        {EXCLUSION OF DIRECTOR LIABILITY}

             TENTH. As authorized by Section 78.037(1) of the General Corporation Law of Nevada, no director or officer of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director or officer, except for liability for (a) any acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) any payment of dividends in violation of Section 78.300 of the General Corporation Law of Nevada, as it now exists or may hereafter be amended. This Article TENTH shall apply to a person who has ceased to be a director or officer of the Corporation with respect to any breach of fiduciary duty which occurred when such person was serving as a director or officer. This Article TENTH shall not be construed to limit or modify in any way any director's or officer's right to indemnification or other right whatsoever under this Charter, the Corporation's Bylaws or the General Corporation Law of Nevada.

             If the General Corporation Law of Nevada hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers generally, then the liability of the Corporation's directors and officers, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of Nevada as so amended. Any repeal or modification of this Article TENTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director or officer existing at the time of such repeal or modification. The affirmative vote of at least a majority of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

                                   {AMENDMENT}

             ELEVENTH. The Corporation reserves the right to amend, restate or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders are granted subject to this reservation. The affirmative vote of a majority of the votes cast is necessary to amend or restate provisions of this Charter, except such provisions which expressly require a higher proportion of the votes case or require a proportion of the total voting power. The affirmative vote of a majority of the total voting power is necessary to repeal this Charter in its entirety and adopt a new charter in its stead.

                     {CERTAIN POWERS RESERVED TO DIRECTORS}

             TWELFTH. The corporation hereby reserves solely to the Board of Directors the power and authority to borrow from time to time on behalf and in the name of the Corporation and to determine the amount, terms, provisions and conditions of any such borrowing, and in connection therewith to create, issue and deliver instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or adivsable in its sole discretion.

             In connection with the creation, issuance or delivery of any such form or evidence of indebtedness, there is also reserved solely to the Board of Directors the power and authority to create, enter into and execute indentures of trust, conveyances, mortgages and similar instruments containing such terms, provisions and conditions as the Board of Directors deems necessary or advisable in its sole discretion; and, without need or prior or subsequent shareholder approval, to pledge, mortgage or convey any or all property, assets, rights, privileges or franchises now or hereafter belonging to the Corporation in order to secure the payment when due of the principal, interest and other charges due upon any such promissory notes, bonds or debentures or other obligations or evidences of indetedness of the Corporation; and to create, issue and deliver additional amounts or series of obligations under the terms of any such indebtedness authorized by the Board of Directors may be made convertible into Common Stock or other securities of the Corporation and may be made redeemable at such time and on such terms (including the use of a sinking fund or similar arrangement) as the Board of Directors deems necessary or advisable in its sole discretion.

             The affirmative vote of a majority of the total voting power shall be required to amend, repeal or adopt any provision inconsistent with this Article TWELFTH.

             {INAPPLICABILITY OF CONTROL SHARE ACQUISITION STATUTE}

             THIRTEENTH. The Corporation expressly elects not to be governed by Sections 78.378 through 78.3793 of the General Corporation Law of Nevada (concerning acquisitions of controlling interest in corporations), as it now exists or may hereafter be amended, or any successor statute. The affirmative vote of at least a majority of the total voting power shall be required to amend, repeal or adopt any provision inconsistent with this Article THIRTEENTH.

             IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of Nevada, does hereby make and file this Certificate of Incorporation for ENEFEL 1001, Inc.

DATED: November 17, 1995                     INCORPORATOR:

                                             X.................................
                                                  MARK COOPER

STATE OF COLORADO   )
                    ) ss.
COUNTY OF DENVER    )

             On this day the 17th day of November, 1995, before me, John D. Brasher Jr., the above signed incorporated, personally appeared Mark Cooper, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained. In witness whereof, I hereunto set my hand and official seal.

(SEAL)

                                    --------------------
                                        Notary Public

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             PROPAINT SYSTEMS, INC.
                             (A Nevada Corporation)

         PROPAINT SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

         A. The Board of Directors of this corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to amend the first paragraph of Article FIFTH in order to increase the number of common shares and preferred shares authorized issuable, declaring such amendments to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIFTH of the Certificate of Incorporation of this corporation be amended to provide as follows:

         "FIRST. The name of this corporation is PROPAINT SYSTEMS, INC.

         FIFTH. The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is ONE HUNDRED TWENTY-FIVE MILLION (125,000,000), of which ONE HUNDRED MILLION (100,000,000) shares having a par value of $.001 per share shall be of a class designated "COMMON STOCK" (or "COMMON SHARES") and TWENTY-FIVE MILLION (25,000,000) shares having a par value of $.001 per share shall be of a class designated "PREFERRED STOCK" (or "PREFERRED SHARES"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors may from time to time determine. The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classes of stock shall be as follows: "

         B. Other than the amendment to the first paragraph of Article FIFTH, there are no amendments to the Certificate of Incorporation.

         C. Pursuant to resolution of the corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 1,000,000 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78.390 of the General Corporation Law of Nevada.


         IN WITNESS WHEREOF, PROPAINT SYSTEMS, INC. has caused this Certificate of Amendment to be signed by its Vice President, and attested by its Secretary, as of the date below.

DATED: June 5, 1998                    PROPAINT SYSTEMS, INC.


                                        By______________________________________
                                           JOHN D. BRASHER JR., VICE PRESIDENT

By _________________________________
     ELISABETH M. CROSSE, SECRETARY

                                 ACKNOWLEDGMENTS

STATE OF COLORADO  )
                   ) ss.
COUNTY OF DENVER   )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared John
D. Brasher Jr., the Vice President of PROPAINT SYSTEMS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 5, 1998.

_______________________________________________        My
                 NOTARY PUBLIC                         Commission
                                                       Expires__________________

(SEAL)

STATE OF COLORADO               )
                                ) ss.
COUNTY OF DENVER                )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Elisabeth M. Crosse, the Secretary of PROPAINT SYSTEMS, INC., who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 5, 1998.

_____________________________________________________      My
                 NOTARY PUBLIC                             Commission
                                                           Expires______________

(SEAL)

                            --------------------------
                      P R O P A I N T   S Y S T E M S,   I N C.
                            --------------------------

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PROPAINT SYSTEMS, INC.

         PROPAINT SYSTEMS, INC., a corporation organized on December 18, 1995, and existing under and by virtue of the Nevada General Corporation Law, does hereby certify that:

         A. The name of the corporation is PROPAINT SYSTEMS, INC.

         B. Under authority of Section 78.195 of the Nevada General Corporation Law, Article FIFTH, Part I of the Certificate of Amendment to the Corporation's Certificate of Incorporation expressly vests authority in the Board of Directors to prescribe the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's preferred shares, without shareholder approval.

         C. The Board of Directors of the Corporation has, by the unanimous written consent of its members taken on June 16, 1998, pursuant to Section
78.315 of the Nevada General Corporation Law, duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation designating and establishing a series of preferred stock consisting of 5,000,000 preferred shares known as the "SERIES A, VOTING CONVERTIBLE PREFERRED STOCK".

         D. The Corporation submits this Certificate of Amendment to its Certificate of Incorporation for the purpose of establishing and designating such series of preferred stock as required by Section 78.1955 of the Nevada General Corporation Law.

         E. A copy of the "Resolution of the Board of Directors Establishing a Series of Shares of Preferred Stock of PROPAINT SYSTEMS, INC." dated as of June 16, 1998, setting forth the text of the amendment prescribing the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A, Voting Convertible Preferred Stock, is attached hereto as EXHIBIT A and is incorporated by reference in this document as if fully set forth herein.

         F. No shares of the Series A, Voting Convertible Preferred Stock have been issued. No approval of the corporation's shareholders is necessary in regard to this amendment or its filing with the Nevada Secretary of State.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment as of June 17, 1998.

                                           PROPAINT SYSTEMS, INC.

(SEAL)

                                           By___________________________________
                                             JOHN D. BRASHER JR., VICE PRESIDENT

X_____________________________________
 ELISABETH M. CROSSE, ASST. SECRETARY

                                 ACKNOWLEDGEMENT

STATE OF COLORADO       )
                        )  ss.
COUNTY OF DENVER        )

         I HEREBY CERTIFY that before me, the undersigned Notary Public, duly qualified and commissioned in and for the above jurisdiction, personally came and appeared John D. Brasher Jr., Vice President of PROPAINT SYSTEMS, INC., a Nevada corporation, who acknowledged that he signed the foregoing document and that the statements therein contained are true and correct.

         SWORN TO AND SUBSCRIBED before me on June 17, 1998.

X_______________________________________   My Commission Expires:_______________
         NOTARY PUBLIC

(SEAL)






                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PROPAINT SYSTEMS, INC.
                             (A Nevada Corporation)

         PROPAINT SYSTEMS, INC., a corporation organized on December 18, 1995, and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

         A. The shareholders of the Corporation duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to change the name of the corporation from PROPAINT SYSTEMS, INC. to APC TELECOMMUNICATIONS, INC., declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIRST of the Certificate of Incorporation of this corporation be amended to provide as follows:

         "FIRST. The name of this corporation is APC TELECOMMUNICATIONS, INC."

         B. Other than the change of the corporation's name, there are no amendments to the Certificate of Incorporation.

         C. The foregoing Certificate of Amendment was on June 17, 1998, duly approved by means of written consent in lieu of a meeting of the holders of a majority of the Corporation's 1,000,000 shares of capital stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78.390 of the General Corporation Law of Nevada.

         IN WITNESS WHEREOF, PROPAINT SYSTEMS, INC. has caused this Certificate of Amendment to be signed by its Vice President, and attested by its Assistant Secretary, as of the date below.

DATED: June 17, 1998

                                     PROPAINT SYSTEMS, INC.

         ATTEST:
                                      By_______________________________________
                                           JOHN D. BRASHER JR., VICE PRESIDENT

By__________________________________________
   ELISABETH M. CROSSE, ASSISTANT SECRETARY

(SEAL)

                                 ACKNOWLEDGMENT

STATE OF COLORADO       )
                        ) ss.
COUNTY OF DENVER        )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared John
D. Brasher Jr., the Vice President of PROPAINT SYSTEMS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 17, 1998.



_______________________________________________        My
                 NOTARY PUBLIC                         Commission
                                                       Expires__________________



(SEAL)

                                 ACKNOWLEDGMENT

STATE OF COLORADO        )
                         ) ss.
COUNTY OF DENVER         )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Elisabeth M. Crosse, the Assistant Secretary of PROPAINT SYSTEMS, INC., who after being duly sworn declared that she executed the foregoing Certificate of Amendment as her free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on June 17, 1998.




_______________________________________________        My
                 NOTARY PUBLIC                         Commission
                                                       Expires__________________



(SEAL)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          APC TELECOMMUNICATIONS, INC.
                             (A Nevada Corporation)

         APC TELECOMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of Nevada, DOES HEREBY CERTIFY THAT:

         A. The Board of Directors of this corporation by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation to change the name of the corporation from APC TELECOMMUNICATIONS, INC. to INNOFONE.COM, INCORPORATED, declaring such amendment to be advisable and directing that the proposal be placed before the shareholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Article FIRST of the Certificate of Incorporation of this corporation be amended to provide as follows:

         "FIRST. The name of this corporation is INNOFONE.COM, INCORPORATED."

         B. Other than the change of the corporation's name, there are no amendments to the Certificate of Incorporation.

         C. Pursuant to resolution of the corporation's Board of Directors, the foregoing Certificate of Amendment was duly approved by affirmative vote of the holders of a majority of the Corporation's 9,885,000 shares of common stock outstanding and entitled to vote and the holders of a majority of the Corporation's 5,000,000 shares of Series A, Voting Convertible Preferred Stock outstanding and entitled to vote on the proposed amendment, and therefore sufficient for approval, all in accordance with the General Corporation Law of Nevada and the existing Certificate of Incorporation and bylaws of the Corporation.

         D. This amendment was duly adopted in accordance with the provisions of
Section 78.390 of the General Corporation Law of Nevada.

         IN WITNESS WHEREOF, APC TELECOMMUNICATIONS, INC. has caused this Certificate of Amendment to be signed by its President, and attested by its Assistant Secretary, as of the date below.

DATED: March 23, 1999                         APC TELECOMMUNICATIONS, INC.




                                              By _______________________________
                                                    LARRY HUNT, PRESIDENT

By ___________________________________________
   JOHN D. BRASHER JR., ASSISTANT SECRETARY

                                 ACKNOWLEDGMENTS

STATE OF ONTARIO        )
                        ) ss.
COUNTY OF YORK REGION   )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared Larry Hunt, the President and Chief Executive Officer of APC TELECOMMUNICATIONS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on March 23, 1999.

___________________________________________            My
                 NOTARY PUBLIC                         Commission
                                                       Expires__________________

(SEAL)

STATE OF COLORADO           )
                            ) ss.
COUNTY OF DENVER            )

         I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above jurisdiction, personally came and appeared JOHN
D. BRASHER JR., the Assistant Secretary of APC TELECOMMUNICATIONS, INC., who after being duly sworn declared that he executed the foregoing Certificate of Amendment as his free act and deed and that the statements therein set forth are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal on March 23, 1999.

___________________________________________            My
                 NOTARY PUBLIC                         Commission
                                                       Expires__________________

(SEAL)